UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 19, 2007
First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 19, 2007, David A. Voight submitted notice of his intention to retire from his positions as President and Chief Executive Officer of First Citizens Banc Corp (the “Company”), effective on December 19, 2007. Mr. Voight will retain his seat on the Board of Directors.
At its November 19, 2007 meeting, the Company’s Board of Directors appointed James O. Miller to succeed Mr. Voight as President and Chief Executive Officer. Mr. Miller, age 55, has been employed by the Company and its predecessors since 1986 and has served as its Executive Vice President (1998-2007) and Senior Vice President/Controller (1994-1997). Mr. Miller has also been a member of the Company’s Board since 2006. With respect to The Citizens Banking Company, a Company subsidiary, Mr. Miller has served as Chief Executive Officer since 2005, President since 2002 and a member of the Board since 2000. He will continue in those capacities.
There are no family relationships between Mr. Miller and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Miller and any other person pursuant to which he was selected, nor is the Company aware, after inquiry of Mr. Miller, of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K, except loans made in the ordinary course of the bank subsidiary’s business which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and which did not involve more than the normal risk of collectibility or present other unfavorable factors.
The text of a news release announcing Mr. Voight’s retirement and Mr. Miller’s appointment is set forth as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibit s: The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by First Citizens Banc Corp on November 21, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp

(Registrant)

Date: November 21, 2007	/s/ Todd A. Michel

Todd A. Michel, Senior Vice President